Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SPANSION INC.

ARTICLE I.

OFFICES

SECTION 1.1. Delaware Office. The office of Spansion Inc. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 1.2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2.2. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors (the “Directors”) and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held at such place, on such date, and at such time as the Board shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

SECTION 2.3. Special Meetings. Except as required by law and subject to the rights of holders of any series of Preferred Stock (as defined below), special meetings of stockholders may be called at any time only by the Chairman of the Board, any Class B Director (as defined in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”)) or by the Board pursuant to a resolution approved by a majority of the then authorized number of Directors. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

SECTION 2.4. Notice of Meetings. Except as set forth in the Certificate of Incorporation or as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the Person or Persons, as defined below, calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) or more than sixty (60) days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address in which case it shall be directed to such stockholder at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty (30) days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment. “Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, other legal entity or governmental authority. “Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed an Affiliate of another Person only so long as such control relationship exists.

SECTION 2.5. Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 2.6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

SECTION 2.7. Business Brought Before a Meeting. No business shall be transacted at a meeting of stockholders except in accordance with the following procedures.

(a) At any Annual Meeting, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, business must be (i) brought before the Annual Meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the Annual Meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 2.7 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) who is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in this Section 2.7. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.8, and this Section 2.7 shall not be applicable to nominations except as expressly provided in Section 2.8.

(b) Without qualification, for business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.7, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.7, and such business must otherwise be a proper matter for stockholder action as determined by the Board. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for on a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder’s notice shall contain, at a minimum, the information set forth in paragraph (c) of this Section 2.7. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) Contents of Stockholder’s Notice. Any proper stockholder’s notice required by this Section 2.7 shall set forth:

(i) For each item of business that the stockholder proposes for consideration before the Annual Meeting, (A) a reasonably detailed description of the business desired to be brought before the Annual Meeting, (B) the text of the proposal or business (including the text on any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the stockholder meeting and (D) a reasonably detailed description of any material interest in such business of such stockholder, beneficial owner, if any, on whose behalf the proposal is made, and any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner (each, a “Proposing Person”), including all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder;

(ii) As to each Proposing Person, (A) the name and address of such Proposing Person, as they appear on the Corporation’s books, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record of such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”); and

(iii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or if any, Synthetic Equity Interests or Short Interests, and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with this Section 2.7. Except as otherwise provided by law, the chair of the meeting shall have the power and duty, if the facts warrant, to (i) determine whether any business proposed to be brought before an Annual Meeting was proposed in accordance with the procedures set forth in this Section 2.7 and (ii) if any proposed business is not in compliance with this Section 2.7 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits) proxies in support of such stockholder’s proposal in compliance with these Bylaws), declare that such proposed business shall not be transacted.

(f) This Section 2.7 is expressly intended to apply to any business proposed to be brought before an Annual Meeting other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2.8. Advance Notice of Nominations for Election of Directors at a Meeting. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred shares of the Corporation or shares of Class B Common Stock to nominate and elect a specified number of directors in certain circumstances.

(a)      (i) Nominations of persons for election to the Board may be made at an Annual Meeting or at a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) only (i) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman of the Board or (ii) by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 2.8 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) who is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in this Section 2.8 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an Annual Meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons to the Board at an Annual Meeting or at a special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), nominations to be properly brought before such meeting by a stockholder pursuant to clause (ii) of paragraph (a)(1) of this Section 2.8, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.8. To be timely, for nominations of persons for election to the Board at an Annual Meeting, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for on a date that is not within thirty (30) days before or after such anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever first occurs. To be timely, for nominations of persons for election to the Board at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to such special meeting; provided, however, that in the event that the special meeting is called for on a date that is less than ninety (90) days prior to the special meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the first public announcement of the date of the special meeting was made or the notice of the meeting was mailed, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting or special meeting, as applicable, of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder’s notice shall contain, at a minimum, the information set forth in paragraph (b) of this Section 2.8.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an Annual Meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Contents of Stockholder’s Notice. Any proper stockholder’s notice required by this Section 2.8 shall set forth:

(i) As to each stockholder providing the notice of the nomination proposed to be made at the meeting, beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and any affiliate or associate of such stockholder or beneficial owner (each, a “Nominating Person”), the name, age, nationality, business address and residence address of such Nominating Person, (ii) the principal occupation and employment of such Nominating Person and (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Nominating Person;

(ii) As to any Nominating Person, any Disclosable Interests (as defined in Section 2.7(c)(iii), except that for purposes of this Section 2.8(b) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.7(c)(iii) and the disclosure in clause (E) of Section 2.7(c)(iii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.8(b) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in this Section 2.8(e); and

(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Principles of Corporate Governance or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(c) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.8(b) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) Notwithstanding anything in these Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an Annual Meeting or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether a nomination to be brought before an Annual Meeting or special meeting was made in accordance with the procedures set forth in this Section 2.8 and (ii) if any proposed nomination is not in compliance with this Section 2.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by paragraph (e) of this Section 2.8), to declare that such nomination shall be disregarded.

(e) To be eligible to be a nominee for election as a director of the Corporation, if so requested by the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.8) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f) In addition to the requirements of this Section 2.8 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 2.9. Proxies and Voting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, or pursuant to a resolution of the Board adopted pursuant thereto establishing a series of Preferred Stock of the Corporation (“Preferred Stock”), at each meeting of stockholders, each holder of shares of the Corporation's Common Stock, par value $0.001 per share (“Common Stock”), shall be entitled to one (1) vote for each such share standing in such holder's name on the stock records of the Corporation maintained in accordance with Section 7.2 hereof (i) at the time fixed pursuant to Section 7.4 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of Directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

SECTION 2.10. Inspectors. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The results of any election at which inspectors are appointed shall not be deemed final and effective until the receipt and approval by the Board of the inspector’s certification and report.

SECTION 2.11. Consent of Stockholders in Lieu of Meeting. Except for actions taken by written consent by the holders of Class B Common Stock (as defined in the Certificate of Incorporation), consenting separately as a class, or as otherwise provided pursuant to the provisions of the Certificate of Incorporation fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

With respect to the written consents allowed by the Certificate of Incorporation, such consents shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section.

SECTION 2.12. Meeting Procedures. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.

DIRECTORS

SECTION 3.1. Powers. Except as otherwise required by law or the Certificate of Incorporation, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) to declare dividends from time to time in accordance with law;

(b) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) to adopt from time to time such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

SECTION 3.2. Number; Terms and Vacancies. The Corporation shall have the number of Directors as is set forth in the Certificate of Incorporation. The Board shall be classified in the manner set forth in the Certificate of Incorporation. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in the manner provided in the Certificate of Incorporation.

SECTION 3.3. Nominations; Election. Nominations for the election of Directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of Directors who complies with the procedures set forth in Section 2.8. Directors shall be at least 21 years of age. Directors need not be stockholders.

(a) If the Board determines that the number of nominees is equal to the number of Directors to be elected at such meeting (an “Uncontested Election”), each Director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such Director by holders of the shares of capital stock present or represented by proxy and entitled to vote therefor at a meeting of the stockholders for the election of Directors at which a quorum is present (an “Election Meeting”). If the Board determines that the number of nominees exceeds the number of Directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the date that is twenty (20) days prior to the date of the Election Meeting as initially announced, each of the Directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the holder of the shares present or represented by proxy and entitled to vote therefor at such meeting with respect to the election of such Director. For purposes of this Section 3.3, a “majority of the votes cast” in an Uncontested Election means that the number of votes cast “for” a candidate for Director exceeds the number of votes cast “against” that Director (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” such Director’s election). Further, in an Uncontested Election, stockholders will be given the choice to cast votes “for” or “against” the election of Directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of Directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of Directors and shall not have the ability to cast any other vote with respect to such election of Directors. If an Election Meeting involves the election of Directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(b) In the event one or more incumbent Directors fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was an Uncontested Election (each, a “Subject Director”), either (i) the Nominating and Corporate Governance Committee or (ii) if one or more of the members of the Nominating and Corporate Governance Committee is a Subject Director or the Board determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Corporate Governance Committee, a committee consisting solely of independent Directors (as determined in accordance with applicable New York Stock Exchange rules and listing requirements and any additional criteria set forth in the Corporation’s Nominating and Corporate Governance Committee Charter) who are not Subject Directors or (iii) if all independent Directors are Subject Directors, the entire board (the committee or board described in clause (i), (ii) or (iii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any tendered resignation of a Subject Director, or whether other action should be taken (including whether to request that a Subject Director resign from the Board if such Subject Director has not tendered his or her resignation). The Committee will act with respect to any Subject Directors within ninety (90) days from the date of the certification of the election results and shall notify the Subject Directors of its decision. The Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in the Corporation’s Nominating and Corporate Governance Committee Charter or other policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board as such criteria relate to each Subject Director, the length of service of each Subject Director and each Subject Director’s contributions to the Corporation. Subject Directors shall not participate in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all tendered resignations then pending and requesting resignations from incumbent Directors who did not submit a resignation, would be that the Corporation would have fewer than three Directors who were in office before the election of Directors, the Committee may determine to extend such ninety (90-) day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders.

(c) If a Subject Director’s tendered resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board, such Director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 3.3, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of Certificate of Incorporation.

SECTION 3.4. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other places, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

SECTION 3.5. Regular Meetings. The Board shall hold meetings at least once per every fiscal quarter at a date and time determined by the Board. Each Director shall use such Director’s best efforts to attend each meeting in person.

SECTION 3.6. Special Meetings. Special meetings of the Board may be held at the request of any Director, upon not less than five (5) business days written notice (which may be provided in accordance with Section 3.7) or telephonic notice to each Director (which notice shall be provided to the other Directors by the requesting Director).

SECTION 3.7. Notice of Meetings. The regular quarterly meetings of the Board shall be held upon not less than five (5) business days written notice.

SECTION 3.8. Quorum and Manner of Acting. The presence of a majority of the total number of authorized Directors in person or by telephone conference or by other means of communications by means of which all Directors participating therein can hear each other, shall be necessary and sufficient to constitute a quorum for the purpose of taking action by the Board at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. No action taken by the Directors at any meeting shall be valid unless the requisite quorum is present. Except where a different vote is required or permitted by law, the Certificate of Incorporation or these Bylaws or otherwise, all actions, determinations or resolutions of the Board at a meeting shall require the affirmative vote or consent of the majority of the Directors. Each Director shall be entitled to one (1) vote, and Directors shall not be entitled to cast their vote through proxies. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Interpreters will be provided for any meeting of the Board, at the cost of the Corporation, upon the request of any Director. The resolution and the written consents thereto by the Directors shall be filed with the minutes of the proceedings of the Board.

SECTION 3.9. Resignation. Any Director may resign at any time by giving written notice or by electronic transmission to the Corporation; provided, however, if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director; provided, further, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.10. Removal of Directors. Subject to the rights of holders of Preferred Stock to elect Directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these Bylaws establishing such series, (i) any Director may be removed at any time, with cause, by majority vote of the holders of the Class A Common Stock and the Class B Common Stock (and any series of Preferred Stock then entitled to vote at an election of directors), voting together as one class, and (ii) any Class B Director may be removed at any time, with or without cause, by majority vote of the holders of Class B Common Stock, voting separately as a class.

SECTION 3.11. Compensation of Directors. The Board may provide for the payment to any of the Directors, other than officers or employees of the Corporation, of a specified amount for services as Director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all Directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.12. Chairman of the Board. The Board may elect a Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board.

ARTICLE IV.

COMMITTEES OF THE BOARD

SECTION 4.1. Appointment and Powers of Audit Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate an Audit Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Audit Committee shall adopt and from time to time assess and revise a written charter which will specify how the Audit Committee will carry out its responsibilities and such other matters as the Board and the Audit Committee determine are necessary or desirable. Unless otherwise agreed by the holders of the Class B Common Stock (or as otherwise required by law or stock exchange rules), one (1) member of such committee shall be a Class B Director for so long as there are Class B Directors.

SECTION 4.2. Appointment and Powers of Nominating and Corporate Governance Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate a Nominating and Corporate Governance Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Nominating and Corporate Governance Committee shall adopt and from time to time assess and revise a written charter which will specify how the Nominating and Corporate Governance Committee will carry out its responsibilities and such other matters as the Board and the Nominating and Corporate Governance Committee determine are necessary or desirable. Unless otherwise agreed by the holders of the Class B Common Stock (or as otherwise required by law or stock exchange rules), one (1) member of such committee shall be a Class B Director for so long as there are Class B Directors.

SECTION 4.3. Compensation Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate a Compensation Committee of the Board, which shall consist of three or more Directors, each of whom shall satisfy the independence requirements of the Nasdaq Stock Market and the U.S. Securities Exchange Commission, as then in effect and applicable to the Corporation. Subject to the approval of the Board, the Compensation Committee shall adopt and from time to time assess and revise a written charter which will specify how the Compensation Committee will carry out its responsibilities and such other matters as the Board and the Compensation Committee determine are necessary or desirable. Unless otherwise agreed by the holders of the Class B Common Stock (or as otherwise required by law or stock exchange rules), one (1) member of such committee shall be a Class B Director for so long as there are Class B Directors.

SECTION 4.4. Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, designate members of the Board to constitute such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of Directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee. Unless otherwise agreed by the holders of the Class B Common Stock (or as otherwise required by law or stock exchange rules), one (1) member of any such committee shall be a Class B Director for so long as there are Class B Directors.

SECTION 4.5. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken at any meeting of any committee thereof may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 4.6. Resignations; Removals. Any member of any committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of Directors at any meeting of the Board called for that purpose.

ARTICLE V.

OFFICERS

SECTION 5.1. Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every Annual Meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The failure to elect a Chief Executive Officer, Secretary or Treasurer shall not affect the existence of the Corporation.

SECTION 5.2. Chief Executive Officer. The Chief Executive Officer shall supervise the daily operations of the business of the Corporation, and shall report to the Board. Subject to the provisions of these Bylaws and to the direction of the Board, he or she shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer may not serve as the Chairman of the Board.

SECTION 5.3. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board may from time to time prescribe.

SECTION 5.4. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Board may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature.

SECTION 5.5. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 5.6. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board.

SECTION 5.7. Resignations. Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.8. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

SECTION 5.9. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, any officer of the Corporation authorized by the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.10. Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

ARTICLE VI.

CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 6.1. Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 6.2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

SECTION 6.3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

SECTION 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these Bylaws, as they may deem advisable.

ARTICLE VII.

CAPITAL STOCK

SECTION 7.1. Certificates of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided for under the DGCL. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Chief Executive Officer and by the Secretary or an Assistant Secretary, Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be by facsimile.

SECTION 7.2. Stock List. At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 7.3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. If such stock is certificated and except where a certificate is issued in accordance with Section 7.5 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 7.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board and no prior action by the Board is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.11 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 7.5. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

SECTION 7.6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VIII.

NOTICES

SECTION 8.1. Notices. Except as otherwise specifically provided herein or required by law, all notices, requests, instructions or consents required or permitted under these Bylaws shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt.

SECTION 8.2. Waivers. A written waiver of any notice, signed by a stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, officer, employee or agent, and, to the extent permitted by law, his or her attendance at any such meeting requiring notice shall constitute waiver of such notice, except when he or she attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called for or convened. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1. Signatures. In addition to the provisions for use of manual, facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, manual, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 9.2. Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Corporation's Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 9.3. Reliance Upon Books, Reports and Records. Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 9.4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

SECTION 9.5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 10.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Section 10.1, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

SECTION 10.2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

SECTION 10.3. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 10.4. Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 10.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 10.7 Other Indemnification and Prepayment of Expenses. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SECTION 10.8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE XI.

AMENDMENTS

The Board may from time to time make, amend, supplement or repeal these Bylaws by vote of a majority of the Board, and the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the majority of holders of the Common Stock, voting as a single class. In addition to and not in limitation of the foregoing, these Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding anything in these Bylaws to the contrary, in addition to any vote of the Board and the stockholders required by these Bylaws, for as long as there are outstanding any shares of Class B Common Stock, the affirmative vote of the holders of at least fifty percent (50%) of the outstanding shares of the Class B Common Stock, voting separately as a class, as applicable, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, the last sentence of any of Article IV, Sections 4.1, 4.2, 4.3 and 4.4.

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